                                                                   Exhibit 16.1


                       [LETTERHEAD OF ARTHUR ANDERSEN]



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


July 3, 2002


Dear Sir/Madam:

We have read the 5 paragraphs of Item 4 included in the Form 8-K/A dated June 14, 2002 of IPC Holdings, Ltd. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen

cc: Mr. John Weale, IPC Holdings, Ltd.